Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350, As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, Randall D. Stilley, President and Chief Executive Officer of Seahawk Drilling, Inc., a Delaware corporation (the “Company”), and Steven A. Manz, Senior Vice President and Chief Financial Officer of the Company, hereby certifies that, to his knowledge:

  (1)  the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 16, 2009

By:	/s/ RANDALL D. STILLEY
Randall D. Stilley
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ STEVEN A. MANZ
Steven A. Manz
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.